Exhibit 10.47

Ply Gem Industries, Inc.

5020 Weston Parkway, Suite 400

Cary, N.C. 27513

May 6, 2013

Dear Gary:

Ply Gem Industries, Inc. (the “Company”), and its Board of Directors (the “Board”) consider it in the best interests of the Company and its stockholders to motivate you to work toward the successful completion of an initial public offering of the common stock of Ply Gem Holdings, Inc., the Company’s parent (the “IPO”), and to devote the significant amount of time and energy that such endeavor requires. To this end, the Board has authorized the Company to pay you a one-time, lump-sum bonus of $1,500,000 upon the successful completion of an IPO that closes on or prior to December 31, 2013, subject to your continued employment with the Company through the consummation of such IPO. Your right to receive the bonus shall terminate immediately upon any earlier termination of your employment with the Company for any reason or, if later, upon January 1, 2014, if an IPO has not closed prior to such date.

The Company is very excited about the opportunities presented by an IPO and appreciates your hard work, dedication, and commitment to getting the Company to this point.

General Legal Provisions

•

This letter contains the sole and entire agreement between the Company and you with respect to the subject matter addressed in this letter. By signing below, you acknowledge that any statements or representations that may have been made before the date of this letter regarding the terms and matters dealt with in this letter are void and have no effect and that you have not relied on any such statements or representations.

•

The Company may withhold, or cause its applicable subsidiaries or affiliates to withhold, from the bonus such federal, state, and local income and employment taxes as may be required to be withheld pursuant to any applicable law or regulation.

•

This letter is binding on a successor to the business of the Company in any change-in-control transaction, whether by stock purchase, asset purchase, merger, or otherwise, and the Company shall use its reasonable best efforts to cause any such successor to expressly agree in writing to assume its obligations under this letter. In addition, the Company may assign this letter to any subsidiary or affiliate as part of any reorganization transaction, including any such transaction that is effected in connection with an IPO.

•	Your rights to the bonus provided in this letter may not be assigned, transferred, pledged, or otherwise alienated, other than by will or the laws of descent and distribution.

•

The bonus shall not be counted as compensation for purposes of determining benefits under other benefit plans, programs, policies, and agreements of the Company or its subsidiaries in which you participate, except to the extent expressly provided therein or herein.

•

This letter is not intended to result in any duplication of payments or benefits to you and does not give you any right to any compensation or benefits from the Company except as specifically stated in this letter.

•	Nothing in this letter shall entitle you to continued employment with the Company or any of its subsidiaries or affiliates.

•	The terms of this letter may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

•

This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles that could cause the laws of another jurisdiction to apply.

•	This letter may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

Kindly sign this letter in the space indicated below, at which time this letter agreement shall become a binding agreement between you and the Company, enforceable in accordance with its terms.

[signature page follows]

Ply Gem Industries, Inc.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Chief Financial Officer

Accepted and Agreed to:

By:	/s/ Gary E. Robinette
Gary E. Robinette

[Signature Page to Robinette IPO Bonus Award Letter]